Exhibit (10)(iii)(A)

                                                                   May 16, 1996


                            HOUGHTON MIFFLIN COMPANY
                1996 SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN


A. Purpose. The purpose of the Plan is to motivate and reward performance that contributes to the achievement of divisional and corporate strategy.

B.     Payment Thresholds.

       1. Financial Objectives. Payment of incentive compensation for achievement of individual financial factors may occur if

                    a. 80% or more of the budget for that financial fac-tor is achieved; and

                    b.    Corporate net income exceeds $20.8 million;

       2. Operating Objectives. Payment of incentive compensation for achievement of operating objectives only may occur if the weighted average achievement of all financial factors exceeds 50% and corporate net income exceeds 50% of budget, or $14.85 million.

C.     Payments.

       1. Financial Objectives. Payment of incentive compensation for achievement of financial objectives is based on the degree to which those financial objectives are achieved.

                    a. Payment of incentive compensation is determined by the extent to which budgeted corporate and operat-ing unit financial performance is achieved.

                    b. Achievement in excess of budgeted corporate and operating unit financial performance for all financial objectives permits payment in cash of up to 30% of the participant's December 31, 1995 salary as incentive compensation.

                    c. If the weighted average achievement of all finan-cial factors exceeds 120%, additional incentive compensation may be earned.

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       2.     Operating Objectives.  Payment of incentive compensation
              for achievement of operating objectives is based on the Chief Executive Officer's assessment of each participant's degree of success in achieving operating objectives. Maximum payment for achievement of operating objectives is 10% of the participant's December 31, 1995 salary.

       3.     Incentive for Cash Flow and Net Income Budget Achievement

                    a. Cash Flow: If the Company achieves its cash flow budget of $18 million (before debt repayment), the incentive compensation of participants will in-crease by 5%. If the Company does not achieve its cash flow budget, the incentive compensation of participants will decrease by 5%.

                    b. Net Income. If the Company achieves its net in-come budget of $29.7 million, the incentive com-pensation of participants will increase by 5%. If the Company does not achieve its net income bud-get, the incentive compensation of participants will decrease by 5%.

       4. Payments in excess of 40% of December 31, 1995 salary. If the total incentive compensation earned exceeds 40% of a participant's December 31, 1995 salary, the excess amount is paid in restricted shares of Houghton Mifflin Company common stock.

                    a. The number of shares awarded will be determined on the basis of the average closing price of Houghton Mifflin Company common stock on the New York Stock Exchange during the last calendar quarter.

                    b. Full ownership of the restricted stock will occur after three years, provided that the recipient is still employed by Houghton Mifflin Company on that date. If the recipient ceases to be employed by the Company prior to the expiration of the restrictions, all shares are forfeited to the Company without payment to the recipient.

                    c. During the period of restriction, the recipient is entitled to vote any restricted shares awarded and to receive any dividends paid on the shares. Any additional shares issued with respect to the restricted shares (e.g., as a result of a stock split, dividend, or other distribution or corpo-


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                           rate transaction or event) shall be subject to the
                           same restrictions as the underlying shares.

                    d. The recipient may not sell, assign, transfer, exchange, pledge, hypothecate, or otherwise encum-ber any of the shares until the restrictions lapse.

                    e. The shares shall be held by the Registrar and Transfer Agent designated by the Company until the restrictions lapse.

                    f. In the event a termination of the recipient's em-ployment during the restricted period results from
                           (i) the recipient's retirement at a time at which the recipient is eligible to receive benefits under the provisions of the Houghton Mifflin Pension Plan,
                           (ii) the recipient's death, or (iii) the recipient's becoming "permanently and totally disabled" (as defined in Section 22 of the Internal Revenue Code of 1986, as amended from time to time), the recipient (or, in the event of the recipient's death, his or her estate) shall be entitled to receive, free of restrictions, a pro rata number of shares of Houghton Mifflin Company common stock determined by multiplying the number of restricted shares awarded hereunder to the recipient by a fraction, the numerator of which shall be the number of whole months which have elapsed from January 1 of the year the shares were awarded to the date of such termination, and the denominator of which shall be thirty-six (36).

                    g. All restrictions shall lapse in the event of a "Change in Control" as defined in Section F hereof.

                    h. The Compensation and Nominating Committee of the Board of Directors, or the Board of Directors, acting by a majority of its directors who are not employees of the Company, may at any time accelerate the time at which the restrictions lapse.

              5. Maximum Payment. The maximum amount of incentive compensation, including any restricted stock portion, which may be awarded to any participant is 100% of the participant's December 31, 1995 salary.


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       D.     Eligibility.

              1. Participants in this Plan include executive vice presidents, division heads, and corporate staff senior executives as designated by the Chief Executive Officer. Individuals who become participants after the beginning of the year participate on a prorated basis.

              2. In the event a termination of a participant's employment occurs during the year and results from circumstances described in Section C.3.f. hereof, a pro rata share of the award (based on the number of days of eligible employment during the year) will be paid to the participant (or, in the event of the participant's death, his or her estate), based upon the extent of partial achievement of applicable ob-jectives. In the event of a leave of absence during the year, a pro rata share of the award may be paid. In the event of a Change in Control, and as soon as practicable thereafter, each participant will be paid a pro rata bonus determined by multiplying forty percent (40%) of his or her salary on the day immediately preceding the Change in Control by a fraction, the numerator of which shall be the number of days in 1995 up to and including the day the Change in Control occurred and the denominator of which shall be three hundred-and-sixty-five (365).

              3. Except as provided in Section D.2. or D.4. hereof, a participant whose employment terminates, voluntarily or involuntarily, for reasons other than circumstances described in Section C.3.f. hereof, is not eligible for an incentive award.

              4. Except as provided in Section D.2. hereof, the eligibility of a participant whose participation ceases during the year will be determined by the Chief Executive Officer.

              5. If the participant during the year transfers to another position and continues to participate in the Plan, the employee's performance will be measured against the objectives in each position and then prorated on the number of months each position was held.

              6. Nothing contained in the Plan shall be construed to limit in any way the right of the Company to termi-

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                    nate a participant's employment or to adjust an employee's position or salary at any time, or be evidence of any agreement or understanding, expressed or implied, that any person will be employed in a particular position or at a particular rate of compensation. If a pro rata payment is made to a participant in accordance with the provisions of this Section D. the participant will have no right to any additional payment under the Plan.

              7. The Compensation and Nominating Committee of the Board of Directors reserves the right to amend the terms of this Plan whenever in its best judgment it is in the best interest of the Company to do so.

       E. Interpretation. The Compensation and Nominating Committee of the Board of Directors ("Committee") shall administer this Plan and approve any payments pursuant to the Plan. Any interpretations of the Plan, including adjustments to the financial objectives under the Plan, shall be made by the Committee. Determinations of the Committee shall be final and binding on all participants.

       F.     Change in Control.

              1. For purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if any of the following occurs:

                                            i) any "Person" (as defined in this
Section F) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

                                            ii) during any period of no more
than two consecutive years beginning after the date of this Amendment and Restatement individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or whose nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

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                                            iii) there occurs a merger or con-
solidation of the Company or a subsidiary thereof with or into any other entity, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), more than 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

                                            iv) the stockholders of the Company
approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        2. For purposes of the Plan, "Person" has the meaning given such term in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, but excludes (a) the Company or any of its subsidiaries, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), (c) any corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (d) an underwriter temporarily holding securities pursuant to an offering of such securities.

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                                                            Exhibit (10)(iii)(A)


                              (NADER F. DAREHSHORI)

                          GRANT OF RESTRICTED SHARES OF
                 COMMON STOCK UNDER THE HOUGHTON MIFFLIN COMPANY
                          1995 STOCK COMPENSATION PLAN


No. of Shares: (14,414)                                   As of January 31, 1996

Pursuant to its 1995 Stock Compensation Plan (the "Plan"), approved on April 26, 1995, by its shareholders, Houghton Mifflin Company (the "Company"), which term shall include its successors as provided in the Plan, hereby grants to (NADER F. DAREHSHORI) (the "Grantee") Fourteen Thousand Four Hundred Fourteen (14,414) restricted shares of Common Stock of the Company (the "Restricted Shares") and the "Make-Whole Payment" described in Section 3 hereof, subject to the terms and conditions set forth hereinafter and in the Plan (together, the "Grant").

1. Lapse of Restrictions. Subject to the provisions of this Section and Section 2 hereof, the restrictions on the Restricted Shares shall lapse upon the third anniversary hereof, if the Grantee is still employed by the Company on such anniversary (which shall mark the completion of the "Vesting Period").

If, during the Vesting Period, the Committee determines that the Company may lose its federal income tax deduction in connection with the future lapsing of the restrictions on such Restricted Shares because of the deductibility cap of
Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), the Committee, in its discretion, may convert some or all of such Restricted Shares into an equal number of Restricted Share Units, as to which payment will be postponed until the first day that the payment will not cause the Company to lose its federal income tax deduction for such payment under Section 162(m). Until payment of the Restricted Share Units is made, if any dividends are paid on the Company's outstanding shares of Common Stock ("Shares"), the Grantee will be credited with dividend equivalents on the Restricted Share Units outstanding hereunder (and if any Shares or other securities are issued with respect to the Company's outstanding Shares (e.g., as a result of a stock split, dividend, or other distribution or corporate transaction or event),

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the Grantee will be credited with equitable equivalents on the Restricted Share
Units), all dividend and other equivalents will be converted into additional Restricted Share Units, which shall be subject to the same restrictions (and other provisions hereof) as the underlying Restricted Share Units. When payment of any Restricted Share Units is made, it will be made in the same number of unrestricted Shares.

Notwithstanding the foregoing, the Compensation and Nominating Committee (the "Committee") of the Board of Directors, or the Board of Directors, acting by a majority of its directors who are not employees of the Company, may at any time accelerate the time at which the restrictions lapse on Restricted Shares or Restricted Share Units and payment of Restricted Share Units is made.

Further, notwithstanding the foregoing, all restrictions with respect to the Restricted Shares or Restricted Share Units shall lapse, and payment of Restricted Share Units shall be made, upon the occurrence of a "Change in Control" (as defined in Section 6 hereof) of the Company.

2. Termination of Employment. Except as provided in this Section or Section 1 hereof, if the Grantee ceases to be employed by the Company during the Vesting Period, all Restricted Shares (and any Restricted Share Units outstanding hereunder) are forfeited to the Company without payment to the Grantee. In the event a termination of the Grantee's employment during the Vesting Period results from (i) the Grantee's death, or (ii) the Grantee's becoming "permanently and totally disabled" (as defined in Section 22 of the Code), the Grantee (or, in the event of the Grantee's death, his estate) shall be entitled to receive, free of restrictions, a pro rata number of Shares determined by multiplying the number of Restricted Shares originally granted hereunder (subject to any equitable adjustments made thereto pursuant to Section 6 hereof) by a fraction, the numerator of which shall be the number of whole months which have elapsed from the date hereof to the date of such termination, and the denominator of which shall be thirty-six (36). In the event the Grantee's employment is terminated by the Company during the Vesting Period without his prior written consent and without "Cause" (as defined below in this Section 2), the Grantee shall be entitled to receive, free of restrictions, a number of Shares equal to the number of Restricted Shares originally granted here-


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under (subject to any equitable adjustments made thereto pursuant to Section 7 hereof).

For purposes of this Section 2, "Cause" shall mean (i) the willful and continued failure by the Grantee to substantially perform the Grantee's duties with the Company (other than any such failure resulting from the Grantee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Grantee by the Company's Board of Directors, which demand specifically identifies the manner in which the Board believes that the Grantee has not substantially performed the Grantee's duties, or (ii) the willful engaging by the Grantee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Grantee's part shall be deemed "willful" unless done, or omitted to be done, by the Grantee not in good faith and without reasonable belief that the Grantee's act, or failure to act, was in the best interest of the Company.

3. Additional Payment upon Lapse of Restrictions. Upon any lapse of restrictions with respect to any or all of the Restricted Shares granted hereunder (or the lapse of restrictions on Restricted Share Units outstanding hereunder and the payment of such Restricted Share Units), the Company shall pay the Grantee a lump sum cash payment (the "Make-Whole Payment") equal to the amount which will make the Grantee whole for the imposition of any federal, state or local income taxes with respect to any such event and with respect to the payment provided by this Section 3.

4. No Transferability during Vesting Period. The Grantee shall not sell, assign, transfer, exchange, pledge, hypothecate, or otherwise encumber any of the Restricted Shares until the restrictions lapse (or any Restricted Share Units outstanding hereunder until restrictions lapse and payment is made). The Restricted Shares shall be held by the Registrar and Transfer Agent designated by the Company until the restrictions lapse. No certificates for the Restricted Shares on which the restrictions lapse (or for Shares representing payment of Restricted Share Units) will be issued to the Grantee until the Company has completed all steps required by law to be taken in connection with the issue and sale of the Shares, including without limitation, receipt of any

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agreements or representations from the Grantee necessary to prevent a resale or distribution of the Shares in violation of federal or state securities laws.

5. Other Effects of Vesting Period. During the Vesting Period and while Restricted Shares are outstanding hereunder, the Grantee shall be entitled to vote the Restricted Shares and to receive any dividends paid on the Restricted Shares. Any additional Shares (or other securities) issued hereunder with respect to the Restricted Shares (e.g., as a result of a stock split, dividend, or other distribution or corporate transaction or event) shall be subject to the same restrictions (and other provisions hereof) as the underlying Restricted Shares.

6. Change in Control.

   a. For purposes of this Grant, a "Change in Control" of the Company shall be deemed to have occurred if any of the following occurs:

       i) any "Person" (as defined in Section 6.b. hereof) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

       ii) during any period of no more than two consecutive years beginning after the date of this Grant individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or whose nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

       iii) there occurs a merger or consolidation of the Company or a subsidiary thereof with or into any other entity, other than (x) a merger or consolidation

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which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), more than 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

       iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

   b. For purposes of this Grant, "Person" has the meaning given such term in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, but excludes (a) the Company or any of its subsidiaries, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), (c) any corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (d) an underwriter temporarily holding securities pursuant to an offering of such securities.

7. Equitable Adjustments and Miscellaneous. The Restricted Shares which are the subject of this Grant are shares of the Common Stock of the Company as constituted on the date hereof, subject to adjustment as provided in Section 9 of the Plan. Any Restricted Share Units outstanding hereunder shall be subject to adjustment in a similar manner. Notices hereunder shall be mailed or delivered to the Company at its principal place of business, 222 Berkeley Street, Boston, Massachusetts 02116, Attention: Treasurer, and shall be mailed or delivered to the Grantee at his or her address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing. This Grant is made and accepted pursuant to the terms and provisions of the Plan and expressly incorporates herein all of the terms and provisions of the Plan. Notwithstanding anything in this Grant to the contrary, in the event that any inconsistency arises between any term or provision of the Plan and any term or provision of this


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Grant, then the applicable term or provision of the Plan shall control. This
Grant shall not confer upon the Grantee any right with respect to continuance of employment by the Company or a subsidiary, nor shall it interfere in any way with any right of the Grantee's employer to terminate the Grantee's employment at any time.

8. Income Tax Withholding. In connection with the lapse of restrictions on any or all of the Restricted Shares granted hereunder (or the lapse of restrictions on, and the payment of any Restricted Share Units outstanding hereunder), the Company is expressly authorized to take any and all steps it deems necessary to comply with its tax withholding obligations under state and federal laws including without limitation (i) withholding cash in an amount sufficient to satisfy the Company's tax withholding obligations with respect to the Grantee from the compensation then payable to the Grantee (including, without limitation, the Make-Whole Payment), (ii) conditioning the delivery of Shares (and any other securities hereunder) to the Grantee upon the payment to the Company of an amount sufficient to satisfy the Company's tax withholding obligations with respect to the Grantee and this Grant, or (iii) reducing the number of Shares (and any other securities hereunder) deliverable to the Grantee by such number as is sufficient in value to satisfy the Company's tax withholding obligations with respect to the Grantee and this Grant, provided that such reduction does not cause the Grantee to incur liability under Section 16(b) of the Exchange Act.

                                            HOUGHTON MIFFLIN COMPANY


                                            By: /s/ Gary L. Smith
                                               ---------------------------
                                                    Gary L. Smith
                                                    Senior Vice President,
                                                    Administration

Receipt of the foregoing Grant is hereby acknowledged and accepted and the Grant's terms and conditions are hereby agreed to.


                                                /s/ Nader F. Darehshori
                                               --------------------------
                                                    Nader F. Darehshori
                                                    44 Carisbrooke Road
                                                    Wellesley, MA  02181

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